Exhibit 10.09
SECOND AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
     This SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) dated as of November 5, 2009, is made by WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Pledgor”), whose address is 727 North Bank Lane, Lake Forest, Illinois 60045, for the benefit of BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below) for the benefit of the Secured Parties (as defined below), whose address is 135 South LaSalle Street, Chicago, Illinois 60603. Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement (as defined below).
RECITALS:
     WHEREAS. the Pledgor is the owner of the capital stock of each Subsidiary listed on Exhibit A hereto (each is referred to herein as a “Pledged Subsidiary” and collectively as the “Pledged Subsidiaries”)
     WHEREAS, the capital stock of the Pledged Subsidiaries owned by the Pledgor constitutes 100% of the issued and outstanding capital stock of the Pledged Subsidiaries;
     WHEREAS, the Pledgor and Bank of America (as successor by merger to LaSalle Bank National Association) entered into that certain Credit Agreement dated as of November 1, 2005 (as amended, the “Existing Credit Agreement”) whereby Bank of America agreed to make loans to the Pledgor;
     WHEREAS, the Existing Credit Agreement was secured pursuant to an Amended and Restated Pledge and Security Agreement dated as of April 30, 2003 (the “Existing Pledge Agreement”); and
     WHEREAS, the Pledgor and the Bank of America have agreed to amend and restate the Existing Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Pledgor, various financial institutions party thereto as lenders (the “Lenders”) and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and in connection therewith, the Pledgor and Bank of America have agreed to amend and restate the Existing Pledge Agreement, it being the intention of the Pledgor and Bank of America that the Credit Agreement shall not effect the novation of the Pledgor under the Existing Credit Agreement or the Existing Pledge Agreement, including, without limitation, the pledge of the Pledged Securities (as hereinafter defined).
     NOW, THEREFORE, in order to induce the Lenders to make the loan contemplated in the Credit Agreement and in consideration of the mutual representations, warranties, covenants and agreements set forth herein and therein, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT
     1. Grant of Security Interest. To secure the Secured Obligations (as defined below), the Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a security interest in the following whether now or hereafter existing (collectively the “Pledged Security”): (a) one hundred percent (100%) of the issued and outstanding capital stock of the Pledged Subsidiaries, including all substitutions of and additions to, such stock; (b) executed and undated stock powers for the capital stock described in (a) above, in form and content satisfactory to the Administrative Agent duly executed in blank, containing all requisite federal and state stock transfer tax stamps, if any; (c) all income and profits therefrom, all distributions thereon, all other proceeds therefrom and all rights, benefits and privileges pertaining to or arising from the Pledged Security; and (d) such other collateral that may be provided after the date hereof to secure the Secured Obligation.
          2. Secured Obligation. The obligations secured by this Pledge Agreement are the following (referred to collectively hereafter as the “Secured Obligations”):
          (a) all Obligations and all obligations and agreements of Pledgor contained in (including, without limitation, the payment of all indebtedness of the Pledgor in respect of) the Loan Documents, and any and all amendments, modifications or renewals thereof;
          (b) all sums advanced by, or on behalf of, the Secured Parties in connection with, or relating to, the Credit Agreement, the Notes or the Pledged Security including, but not limited to, any and all sums advanced to preserve the Pledged Security, or to perfect the Administrative Agent’s security interest in the Pledged Security;
          (c) in the event of any proceeding to enforce the satisfaction of the Secured Obligation, or any of them, or to preserve and protect the Secured Parties’ rights under the Loan Documents or any other agreement, document or instrument relating to the transactions contemplated in the Credit Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Security, or of any exercise by the Administrative Agent or any Secured Party of its rights, together with reasonable attorneys fees, expenses and court costs; and
          (d) any indebtedness, obligation or liability of the Pledgor or the Pledged Subsidiaries to Bank of America, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PLEDGE AGREEMENT, THE PARTIES HERETO AGREE THAT THE PLEDGED SECURITY SHALL IN NO EVENT BE CONSIDERED AS COLLATERAL FOR THE SUBORDINATED NOTES.

     3. Additional Terms.
          (a) The Pledgor agrees that the Administrative Agent shall have, at any time an Event of Default has occurred and is continuing, full and irrevocable right, power and authority to collect, withdraw or receive all amounts due or to become due and payable upon, in connection with, or relating to, the Pledged Security, to execute any withdrawal receipts respecting the Pledged Security, and to endorse the name of the Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at the Administrative Agent’s discretion to take any other action, including, without limitation, the transfer of any Pledged Security into the Administrative Agent’s own name or the name of any nominee for the Administrative Agent, which the Administrative Agent may deem necessary or appropriate to preserve or protect the Administrative Agent’s interest in any of the Pledged Security.
          (b) Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled to vote any and all shares of the Pledged Security and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by the Pledgor which would violate or be inconsistent with any of the terms of any Loan Documents, or which would have the effect of impairing the position or interests of the Pledgor or any Secured Party. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of and during the continuation of any such Event of Default.
          (c) Unless an Event of Default has occurred and is continuing, shall have occurred, all dividends and other distributions payable in respect of the Pledged Security shall be paid to the Pledgor. Upon the occurrence of and during the continuation of any such Event of Default, all such dividends and other distributions and payments shall be paid to the Administrative Agent. After any such Event of Default shall have occurred, all such amounts paid in respect of the Pledged Security shall, until paid or delivered to the Administrative Agent, be held in trust for the benefit of the Administrative Agent for the benefit of the Secured Parties as additional Pledged Security to secure the Secured Obligation.
     4. Representations, Warranties and Covenants. The Pledgor further represents, warrants and agrees that:
          (a) The Pledgor (i) has not used any trade names, assumed names and/or prior corporate names within the last five years, (ii) is not currently domesticated in, organized under the laws of, or continuing its existence in (or under) the laws of any jurisdiction other than the State of Illinois and (iii) has not changed its corporate structure or jurisdiction of organization in the past four months.
          (b) There are no proceedings pending or contemplated for (i) the merger, consolidation, conversion, dissolution, liquidation or termination of the Pledgor or (ii) the Pledgor’s transfer to or domestication in any other jurisdiction.

          (c) The Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Security, subject to no lien, claim, security interest or other encumbrance, except (i) the security interest created by this Pledge Agreement and (ii) any Liens permitted by Section 7.01(c) of the Credit Agreement. As of the date hereof, Exhibit A sets forth the number of shares of capital stock of each of the Pledged Subsidiaries authorized and outstanding.
          (d) The Pledgor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Security, nor will it create, incur or permit to exist any lien, claim, security interest or other encumbrance with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for (i) the security interest created by this Pledge Agreement and (ii) any Liens permitted by Section 7.01(c) of the Credit Agreement. The Pledgor agrees that it will not, and it will not permit any Pledged Subsidiary which has issued Pledged Securities to: (i) issue or reissue any capital stock or other securities (or warrants therefor or other rights with respect thereto) in addition to or issue other securities of any nature in exchange or substitution for any of the Pledged Security, (ii) declare any stock dividend or split or otherwise change the equity capital structure of such Pledged Subsidiary or (iii) redeem any of the Pledged Security, unless, in each case, the Pledgor shall have first notified the Administrative Agent of such action and the Pledgor simultaneously with taking such action delivers to the Administrative Agent such stock certificates and other documents (together with appropriate stock powers executed in blank and other assignment documents) as the Administrative Agent may reasonably request so that, after giving effect to such delivery, the Pledgor shall continue to have pledged 100% of the outstanding capital stock, warrants or other rights of such Pledged Subsidiary.
          (e) All of the shares of the Pledged Security have been duly and validly issued and are fully paid and non-assessable.
          (f) To the extent the Pledged Security is represented by certificated securities, the pledge and delivery of such certificates pursuant to this Pledge Agreement creates a valid perfected security interest in such Pledged Security, and the proceeds thereof, subject to no prior lien, claim, security interest or other encumbrance or to any agreement purporting to grant to any third party a perfected security interest in the assets of the Pledgor which would include any of the Pledged Security. The Pledgor will at all times defend the Administrative Agent’s right, title and security interest in and to the Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of the Administrative Agent or any Secured Party.
          (g) The Pledgor will take, and will cause the Pledged Subsidiaries to take, such action and to execute such documents as the Administrative Agent may from time to time reasonably request relating to the Pledged Security or the proceeds thereof.
          (h) The Pledgor has full right, power and authority to enter into, to execute and to deliver this Pledge Agreement and this Pledge Agreement is binding upon, and enforceable against the Pledgor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (i) The Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Pledged Security. In case of failure by the Pledgor to pay any such taxes, assessments, charges or taxes, the Administrative Agent shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by the Pledgor to the Administrative Agent immediately upon demand together with interest at the rate equal to the Default Rate set forth in Section 2.06(b) of the Credit Agreement from the date of disbursement by the Administrative Agent to the date of payment by the Pledgor.
          (j) None of the Pledged Security constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.
     5. Rights of Parties upon Event of Default.
          (a) If an Event of Default has occurred and is continuing, in addition to all the rights, powers and remedies the Administrative Agent shall be entitled to exercise, whether vested in the Administrative Agent by the terms of any Loan Document, by law, in equity, by statute (including, without limitation, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of the Administrative Agent’s rights in respect of the Pledged Security, the Administrative Agent may be entitled to, without limitation (but is under no obligation to the Pledgor so to do):
     (i) transfer all or any part of the Pledged Security into the Administrative Agent’s name or the name of its nominee or nominees;
     (ii) after first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Security (whether or not transferred into the name of the Administrative Agent or any nominee) and give all consents, waivers and ratifications in respect of the Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof;
     (iii) at any time or from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Security, or any interest therein, at any public or private sales, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as the Administrative Agent in its absolute discretion may determine, provided that unless, in the sole discretion of the Administrative Agent, any of the Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, the Administrative Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Paragraph 13 below, at least fifteen (15) days before the time of the sale or disposition. Any sale of any of the Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Security shall be deemed to be commercially reasonable. Any remaining Pledged Security shall remain subject to the terms of this Pledge Agreement; and
     (iv) collect any and all money due or to become due and enforce in the Pledgor’s name all rights with respect to the Pledged Security.
          (b) Pledgor agrees to cause each Pledged Subsidiary to give the Administrative Agent, any prospective purchaser of the Pledged Security (pursuant to paragraph 5(a)(iii)) and their respective representatives, reasonable access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning the Pledgor or such Pledged Subsidiary.
     6. Remedies Cumulative. Each right, power and remedy of the Administrative Agent provided in this Pledge Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy provided for in this Pledge Agreement or now or hereafter existing at law, in equity, by statute or otherwise. The exercise or partial exercise by the Administrative Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Administrative Agent of all such other rights, powers and remedies, and no failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy shall operate as a waiver thereof.
     7. Waiver or Defenses. No renewal or extension of the time of payment of the Secured Obligation, nor any release, surrender of, or failure to perfect or enforce any security interest for the Secured Obligation; no release of any person primarily or secondarily liable on the Secured Obligation (including any maker, endorser, or guarantor); no delay in enforcement of payment of the Secured Obligation; and no delay or omission in exercising any right, power or remedy with respect of the Secured Obligation or any security agreement securing the Secured Obligation shall affect the rights of the Administrative Agent in the Pledged Security.
     8. Waiver. Waiver by the Administrative Agent of any Event of Default under the Credit Agreement, or of any breach of the provisions of this Pledge Agreement by the Pledgor, or any right of the Administrative Agent hereunder, shall not constitute a waiver of any other Event of Default or breach or right, nor the same Event of Default or breach or right on a future occasion.
     9. Law Governing. This Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the law of the State of Illinois applicable to agreements made and to be wholly performed in such state. Whenever possible, each provision or this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law; provided, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     10. The Pledgor’s Obligations Absolute. The obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Notes, the Credit Agreement or any other document or instrument provided for herein or therein or related hereto or thereto, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding with respect to the Pledgor or any of its properties or creditors; or (d) any limitation on the Pledgor’s liabilities or obligations under any such instrument or any invalidity or lack of enforceability, in whole or in part, of any such document or instrument or any term thereof; whether or not the Pledgor shall have notice or knowledge of the foregoing.
     11. Termination. This Pledge Agreement shall terminate upon the receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent, in the Administrative Agent’s sole and absolute discretion, of the payment in full of the Obligations (other than contingent unliquidated indemnification obligations which survive the termination of any Loan Document) and termination of the Revolving Credit Commitments; provided, however, that if at the time of such payment, an Event of Default exists, then this Pledge Agreement shall not terminate until payment in full of the Secured Obligations (other than contingent unliquidated indemnification obligations which survive the termination of any Loan Document) and termination of the Revolving Credit Commitments. At the time of such termination, the Administrative Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.
     12. Further Assurances. The Pledgor shall, at its expense, duly execute, acknowledge and deliver all such instruments and take all such action as the Administrative Agent from time to time may request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof. The Pledgor, at its expense, at all times, shall cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and reified in such manner and in such places, if any, and shall pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect. preserve and protect the rights and security interests of the Administrative Agent hereunder.
     13. Notices. All communications provided for or related hereto shall be given in accordance with Paragraph 11.02 of the Credit Agreement.

     14. Amendments. Any term of this Pledge Agreement may be amended only with the written consent of the Pledgor and the Administrative Agent. Any amendment effected in accordance with this Paragraph 14 shall be binding upon (i) each current and future Secured Party; and (ii) the Pledgor.
     15. Assigns. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Pledged Security shall inure to the benefit of the Administrative Agent and its successors and assigns, and shall be binding on the Pledgor and the Pledgor’s successors and assigns; provided, however, the Pledgor may not assign its rights or liabilities hereunder or to any of the Pledged Security without the written consent of the Administrative Agent.
     16. Miscellaneous. This Pledge Agreement embodies the entire agreement and understanding between the Administrative Agent and the Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof (including the Existing Pledge Agreement). The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     The Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Pledgor and delivery to and acceptance hereof by the Administrative Agent, and it shall not be necessary for the Administrative Agent to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Pledgor.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

Wintrust Amended and Restated
Pledge and Security Agreement signature page